Exhibit 99.1
PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES SECOND QUARTER FINANCIAL RESULTS Earnings Increase 12% to $0.28 EPS Reorder Sales Increase 11% to $45.8 Million

Pompano Beach, Florida, October 19, 2009 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended September 30, 2009.  Net income was $6.3 million, or $0.28 diluted per share, for the quarter ended September 30, 2009, compared to net income of $5.8 million, or $0.25 diluted per share, for the quarter ended September 30, 2008, a 12% increase to EPS.  For the six months ended September 30, 2009, net income was $14.3 million or $0.63 diluted per share compared to net income of $12.4 million or $0.53 diluted per share for the six months ended September 30, 2008, an increase to earnings per share of 20%.  Net sales for the quarter ended September 30, 2009 were $62.4 million, compared to $59.6 million for the quarter ended September 30, 2008, an increase of 5%.  Net sales for the six months ended September 30, 2009 were $139.6 million, compared to $127.9 million for the six months ended September 30, 2008, an increase of 9%.  Reorder sales increased by 11%, from $41.4 million to $45.8 million for the quarters ended September 30, 2008 and 2009, respectively.  Reorder sales for the six months ended September 30, 2009 were $99.8 million, compared to $87.6 million for the six months ended September 30, 2008, an increase of 14%.

Menderes Akdag, CEO and President, commented: “We are pleased to report a 17% increase to our income from operations for the quarter ended September 30, 2009.  We acquired approximately 233,000 new customers in the September quarter.  Our costs to acquire a new customer decreased by 8% to $33 for the quarter ended September 30, 2009, compared to $36 for the same period in the prior year.  We are pleased to report that our operating expenses as a percent of sales improved by 200 basis points in the September quarter, compared to the same quarter in the prior year.  We are also pleased to report that our cash flows from operations increased to $26.1 million for the six months ended September 30, 2009 from $18.7 million for the same period the prior year.  Our continuing focus will be on capturing additional market share, increasing reorders with personalized communication and health education content, and improving our customer service levels in fiscal 2010.”

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results.  To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (210) 234-0009.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on October 19, 2009 until November 2, 2009 at 11:59 P.M.  To access the replay, call (800) 695-3640 (toll free) or (402) 220-0318, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2009.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.  For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2009	2009
	(UNAUDITED)
ASSETS

Current assets:
Cash and cash equivalents	$56,188,238	$30,126,041
Accounts receivable, less allowance for doubtful
accounts of $55,864 and $58,525, respectively	2,746,789	2,881,085
Inventories - finished goods	15,945,945	26,778,096
Prepaid expenses and other current assets	958,455	753,602
Deferred tax assets	963,913	724,561
Prepaid income taxes	1,889,423	361,743
Total current assets	78,692,763	61,625,128

Long term investments	12,312,500	14,430,250
Property and equipment, net	4,752,041	5,057,561
Intangible assets	850,000	850,000

Total assets	$96,607,304	$81,962,939

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,422,317	$4,817,097
Accrued expenses and other current liabilities	2,306,258	2,177,838
Total current liabilities	7,728,575	6,994,935

Deferred tax liabilities	445,756	-

Total liabilities	8,174,331	6,994,935

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized;
2,500 convertible shares issued and outstanding with a
liquidation preference of $4 per share	8,898	8,898
Common stock, $.001 par value, 40,000,000 shares authorized;
22,835,370 and 22,686,836 shares issued and outstanding, respectively	22,835	22,687
Additional paid-in capital	1,375,877	-
Retained earnings	87,212,863	75,156,169
Accumulated other comprehensive loss	(187,500)	(219,750)

Total shareholders' equity	88,432,973	74,968,004

Total liabilities and shareholders' equity	$96,607,304	$81,962,939

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Sales	$62,447,177	$59,569,141	$139,615,759	$127,935,824
Cost of sales	38,764,973	36,710,850	86,647,428	79,287,231

Gross profit	23,682,204	22,858,291	52,968,331	48,648,593

Operating expenses:
General and administrative	5,776,698	5,617,034	12,270,058	11,429,248
Advertising	7,751,821	8,659,586	17,623,630	18,719,709
Depreciation and amortization	322,478	162,076	644,813	317,628
Total operating expenses	13,850,997	14,438,696	30,538,501	30,466,585

Income from operations	9,831,207	8,419,595	22,429,830	18,182,008

Other income:
Interest income, net	57,167	352,403	118,587	661,718
Other, net	1,082	169,068	2,667	329,451
Total other income	58,249	521,471	121,254	991,169

Income before provision for income taxes	9,889,456	8,941,066	22,551,084	19,173,177

Provision for income taxes	3,624,451	3,119,969	8,211,303	6,730,871

Net income	$6,265,005	$5,821,097	$14,339,781	$12,442,306

Net income per common share:
Basic	$0.28	$0.25	$0.64	$0.53
Diluted	$0.28	$0.25	$0.63	$0.53

Weighted average number of common shares outstanding:
Basic	22,614,372	23,485,477	22,569,414	23,504,284
Diluted	22,755,245	23,669,854	22,718,428	23,670,893

Cash dividends declared per common share	$0.10	$-	$0.10	$-

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net income	$14,339,781	$12,442,306
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	644,813	317,628
Share based compensation	722,353	679,785
Deferred income taxes	206,404	42,701
Bad debt expense	47,150	39,288
(Increase) decrease in operating assets
and increase (decrease) in liabilities:
Accounts receivable	87,146	(494,096)
Inventories - finished goods	10,832,151	3,325,654
Prepaid income taxes	(1,527,680)	(517,967)
Prepaid expenses and other current assets	(204,853)	(723,503)
Accounts payable	849,042	3,541,895
Income taxes payable	-	(185,243)
Accrued expenses and other current liabilities	109,032	191,617
Net cash provided by operating activities	26,105,339	18,660,065

Cash flows from investing activities:
Net change in investments	2,150,000	(8,755,000)
Purchases of property and equipment	(583,115)	(354,900)
Net cash provided by (used in) investing activities	1,566,885	(9,109,900)

Cash flows from financing activities:
Dividends paid	(2,263,699)	-
Purchases of treasury stock	-	(2,191,976)
Proceeds from the exercise of stock options	476,093	1,230,738
Tax benefit related to stock options exercised	177,579	110,379
Net cash used in financing activities	(1,610,027)	(850,859)

Net increase in cash and cash equivalents	26,062,197	8,699,306
Cash and cash equivalents, at beginning of period	30,126,041	20,267,829

Cash and cash equivalents, at end of period	$56,188,238	$28,967,135

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$9,355,000	$7,281,000

Retirement of treasury stock	$-	$2,226,253

Property and equipment purchases in accounts payable	$527,937	$-

Dividends payable in accrued expenses	$19,388	$-

Exhibit 99.1 Page 4 of 4